Exhibit 10.37

OMNIBUS AMENDMENT NO. 9

This OMNIBUS AMENDMENT NO. 9 (this “Amendment”) dated as of February 18, 2011 is by and among Tampa Electric Company (“Tampa”), in its capacity as originator (in such capacity, the “Originator”) and as servicer (in such capacity, the Servicer”), TEC Receivables Corp. (“TEC”), in its capacity as “Purchaser” under the Purchase Agreement (as defined below) (in such capacity, the “Purchaser”) and as “Borrower” under the Loan Agreement (as defined below) (in such capacity, the “Borrower”), Citibank, N.A. (“Citibank”), in its capacities as Managing Agent and as Program Agent, CAFCO, LLC, in its capacity as “Conduit Lender” (in such capacity, the “Conduit Lender”) and Citibank, in its capacity as the sole committed lender (in such capacity, the “Committed Lender”). Capitalized terms used herein but not specifically defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below) or Purchase Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Originator and the Purchaser are parties to that certain Purchase and Contribution Agreement dated as of January 6, 2005, as amended by the Omnibus Amendment dated as of June 7, 2005, Omnibus Amendment No. 3 dated as of December 22, 2006 and Omnibus Amendment No. 5 dated as of September 26, 2008 (the “Purchase Agreement”).

(2) The Servicer, the Borrower, the Conduit Lender, the Committed Lender, the Managing Agent and the Program Agent are parties to that certain Loan and Servicing Agreement dated as of January 6, 2005, as amended by (i) the Omnibus Amendment dated as of June 7, 2005, (ii) Amendment No. 2 dated as of January 5, 2006, (iii) Omnibus Amendment No. 3 dated as of December 22, 2006, (iv) Amendment No. 4 dated as of December 20, 2007, (v) Omnibus Amendment No. 5 dated as of September 26, 2008, (vi) Amendment No. 6 dated as of December 18, 2008, (vii) Amendment No. 7 dated as of December 16, 2009 and (viii) Amendment No. 8 dated as of February 19, 2010 (the “Loan Agreement”).

(3) Citibank, N.A. has succeeded Citicorp North America, Inc., as Program Agent and as Managing Agent, by assignment.

(4) The Originator and the Purchaser wish to amend the Purchase Agreement upon the terms and subject to the conditions set forth herein.

(5) The Borrower and the Servicer wish to amend the Loan Agreement upon the terms and subject to the conditions set forth herein.

(6) Citibank, as sole Managing Agent and as Program Agent, CAFCO, LLC as sole Conduit Lender, and Citibank, as sole Committed Lender consent to the amendments to the Purchase Agreement and the Loan Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendment to the Purchase Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, Section 2.01(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(b) It is the intention of the parties hereto that each Purchase of Transferred Assets to be made hereunder shall be absolute and irrevocable and will provide the Purchaser with the full risks and benefits of ownership of such Transferred Assets so purchased (such that the Transferred Assets would not constitute property of the Originator’s estate in the event of the Originator’s bankruptcy) and shall constitute a “sale of accounts,” as such term is used in Article 9 of the UCC of the State of New York, to the extent applicable, and not a loan secured by such Transferred Assets. If, notwithstanding such intention, the conveyance of the Transferred Assets from the Originator to the Purchaser shall ever be recharacterized as a secured loan and not as a sale (a “Recharacterization”), it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Originator shall be deemed to have granted, and the Originator hereby grants to the Purchaser, a duly perfected first priority security interest in all of the Originator’s right, title and interest in, to and under the Transferred Assets, and all proceeds thereof, free and clear of any Adverse Claims to secure loans deemed to have been made by the Purchaser to the Originator and all other obligations of the Originator hereunder. Each sale of Receivables by the Originator to the Purchaser is made without recourse; provided, however, that (i) the Originator shall be liable to the Purchaser for all representations, warranties and covenants made by the Originator hereunder and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation or liability of the Originator or any other Person arising in connection with the Transferred Assets or any other obligations or liabilities of the Originator. In view of the intention of the parties hereto that the Purchases of Receivables to be made hereunder shall constitute a sale of such Receivables rather than a loan secured by such Receivables, the Originator agrees to (i) note on its financial statements that such Receivables have been sold to the Purchaser and (ii) on or prior to the Effective Date, mark its master data processing records relating to the Receivables with a legend acceptable to the Purchaser and the Program Agent, evidencing that the Purchaser has purchased such Receivables as provided in this Agreement. In the case of any Recharacterization, each of the Originator and the Purchaser represents and warrants as to itself that each remittance of Collections and other property by the Originator to the Purchaser hereunder will have been (i) in payment of a debt incurred by the Originator in the ordinary course of business or financial affairs of the Originator and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Originator and the Purchaser.

SECTION 2. Amendments to the Loan Agreement. Effective as of the date hereof and subject to the satisfaction of the condition precedent set forth in Section 4 hereof, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“Deposit Billing” means a bill issued by the Originator to a Person that is expected to become an Obligor which evidences an obligation to make a deposit of cash with the Originator.

“Deposit Billing Amount” means (a) at any time during a Level 1 Ratings Period, $0.00, and (b) at any other time, the amount of the unpaid balance of Deposit Billings at such time.

(b) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Interest Rate” and replace it with the following:

“Interest Rate” means, with respect to any Tranche for any day:

(a) to the extent such Tranche is funded on such day by a Conduit Lender through the issuance of Promissory Notes, the CP Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the CP Rate plus (ii) the Applicable Margin plus (iii) 2.00%; and

(b) otherwise, the Alternative Rate; provided, that at all times following the occurrence and during the continuation of an Event of Termination, the Interest Rate for each such Tranche on each day shall be an interest rate per annum equal to (i) the Adjusted LIBO Rate or the Base Rate as applicable from time to time plus (ii) the Applicable Margin plus (iii) 2.00%.

(c) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Minimum Loss Reserve Percentage” and replace it with the following:

“Minimum Loss Reserve Percentage” means (i) at any time during the months of March, April, November and December, 12.0% minus the Dilution Reserve Percentage at such time, and (ii) at all other times 18.0% minus the Dilution Reserve Percentage at such time.

(d) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Net Receivables Pool Balance” and replace it with the following:

“Net Receivables Pool Balance” means at any time of calculation hereunder, an amount equal to the sum of (a) the amount equal to the Outstanding Balances of all Eligible Receivables at such time, plus (b) the unpaid amounts of all Deposit Billings, minus, without duplication, (i) all cash Collections and security deposits received by the Servicer which have not been applied to reduce the Outstanding Balance of such Pool Receivables, (ii) the sum of (a) the aggregate amount of reductions that would result from the application of all Dilution Factors which have not yet been applied by the Servicer to the Outstanding Balance of any Pool Receivables at such time and (b) the aggregate amount of credit memos which have not yet been applied by the Servicer to reduce the Outstanding Balance of the Pool Receivables, (iii) the Obligor Overconcentration Amount at such time, (iv) the Governmental Authority Overconcentration Amount at

such time, (v) the sum of the Unbilled Receivables Overconcentration Amount at such time and the Unbilled Receivables Reduction Amount at such time, (vi) the Customer Deposit Overconcentration Amount at such time, (vii) the Taxes Overconcentration Amount at such time, (vii) the Aggregate Contra Balance at such time, (viii) the Wholesale Gas Receivables Overconcentration Amount at such time, (ix) the outstanding accrual balance of interest payments that are due Obligors on their Customer Deposits at such time and (x) the Deposit Billing Amount at such time.

(e) Section 1.01 of the Loan Agreement is hereby amended to delete the definition of “Scheduled Termination Date” and replace it with the following:

“Scheduled Termination Date” means, (i) with respect to the Committed Lenders’ Commitments hereunder, February 17, 2012, unless such date is extended pursuant to Section 2.01(c) and (ii) with respect to the Conduit Lenders, February 17, 2012, unless such date is extended with the consent of the parties hereto.

(f) Section 2.11(c) of the Loan Agreement is hereby amended to add the following sentence at the end:

For the purposes of this Section 2.11, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules guidelines and directives promulgated thereunder are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

(g) Section 2.12(c) of the Loan Agreement is hereby amended to add the following sentence at the end:

For the purposes of this Section 2.12, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules guidelines and directives promulgated thereunder are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

(h) Section 2.15 of the Loan Agreement is hereby amended to add the following sentence at the end:

Each of the Borrower, each Lender and the Program Agent represents and warrants as to itself that each remittance of Collections and other property by the Borrower hereunder will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower, the Lenders and the Program Agent and (ii) made in the ordinary course of business or financial affairs of the Borrower, the Lenders and the Program Agent.

(i) Schedule II to the Loan Agreement is deleted in its entirety and is replaced with a new Schedule II in the form attached hereto as Annex A.

SECTION 3. Amendment to all Facility Documents. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, each Facility

Document is hereby amended to delete each reference to “Citicorp North America, Inc.” and to replace such reference with “Citibank, N.A.” and to delete each reference to “CNAI” and to replace such reference with “Citibank”.

SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt by the Program Agent of (a) this Amendment duly executed by all of the parties hereto, (b) the Fee Letter dated the date hereof duly executed by the Borrower and the Managing Agent, and (c) the Upfront Fee (as such term is defined in the Fee Letter).

SECTION 5. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Purchase Agreement and the Loan Agreement, each as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 6. Reference to and the Effect on the Purchase Agreement and the Loan Agreement.

(a) On and after the effective date of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Purchase Agreement and each reference to the Purchase Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Purchase Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

(c) On and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference to the Loan Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended hereby.

(d) Each of the parties hereto hereby agrees that, except as specifically amended above, the Loan Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

TAMPA ELECTRIC COMPANY,
as Originator and as Servicer

By:	/s/ Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

TEC RECEIVABLES CORP., as Purchaser and as Borrower

By:	/s/ Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

CITIBANK, N.A., as Program Agent and as Managing Agent

By:	/s/ Kosta Karantzoulis
Name:	Kosta Karantzoulis
Title:	Vice President

CAFCO, LLC, as the Conduit Lender

By:	Citibank, N.A.,
as Attorney-in-Fact

By:	/s/ Kosta Karantzoulis
Name:	Kosta Karantzoulis
Title:	Vice President

CITIBANK, N.A., as the sole Committed Lender

By:	/s/ Kosta Karantzoulis
Name:	Kosta Karantzoulis
Title:	Vice President

Signature Page to

Omnibus Amendment No. 9

ANNEX A

SCHEDULE II

NOTICE ADDRESSES

Citibank, N.A.

Citigroup Global Securitized Products

390 Greenwich St, 1st Floor

New York, NY 10013

Attention: Linda Moses

T: 212-723-3723

F: 646-862-9894

E: linda.moses@citi.com

CAFCO, LLC

750 Washington Boulevard

Stamford, CT 06901

Attention: Global Securitized Products

T: 203-975-6383

F: 203-975-6462

TEC Receivables Corp.

TECO Plaza

702 N. Franklin Street, 2nd Floor

Tampa, FL 33602

Attention: Kim Caruso, Treasury Department

Telephone: (813) 228-1012

Facsimile No.: (813) 228-4262

Tampa Electric Company

TECO Plaza

702 N. Franklin Street

Tampa, FL 33602

Attention: Corporate Secretary

Telephone: (813) 228-1808

Facsimile No.: (813) 228-1328